CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-73810) of Eastman Chemical Company of our report dated June 21, 2007 relating to the financial statements of Eastman Investment and Stock Ownership Plan, which appears in this Form 11-K.

\s\ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 28, 2007

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